SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

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(Name of Registrant as Specified In Its Charter)
IKOS SYSTEMS, INC.
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Filed by IKOS Systems, Inc.
Pursuant to Rule 14a-12 of the Securities Exchange Act of 1934
Subject Company: IKOS Systems, Inc.
Commission File No. 0-18623

[IKOS Letterhead]

Company
Joseph Rockom
Chief Financial Officer
(408) 284-8514

FOR IMMEDIATE RELEASE

IKOS SYSTEMS ANNOUNCES PRELIMINARY
FIRST-QUARTER FINANCIAL RESULTS

— Anticipates Quarterly Revenues of Approximately $13.5 Million;
Expects Bookings of $14.8 Million, Reflecting Sequential Bookings Growth of Over 20% —

    SAN JOSE, Calif., January 8, 2002—IKOS Systems, Inc. (Nasdaq:IKOS), a leading provider of high-performance design verification solutions, today announced preliminary expectations of financial results for its first fiscal quarter ended December 31, 2001.

    First-quarter revenues are expected to be approximately $13.5 million. This compares with revenues of $21.0 million for the same quarter a year earlier and with revenues of $14.9 million for the previous quarter. Net income for the quarter is expected to be approximately breakeven, including special charges of approximately $1 million related to the Axis Systems Inc. litigation and the proposed merger with Synopsys and a one-time gain of approximately $3 million related to the early termination of a sublease. Bookings during the first quarter are expected to be approximately $14.8 million, compared with $12.3 million for the prior quarter.

    "We are very pleased with our anticipated results for the first quarter, particularly with the sequential improvement in bookings," said Ramon Nuñez, president and chief executive officer of IKOS Systems. "Although the uncertain economy causes us to remain cautious, the preliminary results of the first quarter are an encouraging sign."

    IKOS cautions that its anticipated results are preliminary, based on the best information currently available, and subject to the closing of its books and customary quarterly accounting procedures. The company tentatively plans to report its final results for the first fiscal quarter after the close of market on January 23, 2002.

ABOUT IKOS

    IKOS Systems, Inc. (Nasdaq:IKOS) is a technology leader in high-performance, hardware assisted design verification. IKOS' mission is to develop and deliver high-performance solutions that enable its customers to verify the functional correctness of their complex electronic system designs. IKOS has direct sales operations in North America, the U.K., France, Germany, The Netherlands, Japan, and India, and a distribution network throughout Asia-Pacific. The corporate headquarters is located at 79 Great Oaks Blvd., San Jose, Calif., 95119, (408) 284-0400. For more information, visit http://www.ikos.com.

    Forward-looking statements in this release relating to anticipated revenues, bookings and net income are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties, including, without limitation, current economic conditions, continued acceptance and development of the company's existing and new products, increased levels of competition for the company, new products and technological changes, the company's ability to retain its skilled workforce, the company's dependence upon third-party suppliers, controlling product costs, customer demand for the company's products and maintenance services, intellectual property rights, achievement of cost controls, risks relating to compliance with the operating covenants in connection with the merger agreement with Synopsys, the potential distraction of management relating to the pending cash tender offer commenced by Mentor Graphics Corporation and other risks detailed from time-to-time in the company's periodic reports filed with the Securities and Exchange Commission.

    Additional Information: In connection with the proposed merger, Synopsys, Inc. filed a Registration Statement on Form S-4 (including a Proxy Statement/Prospectus) and IKOS filed a Preliminary Proxy Statement on Aug. 9, 2001, and an Amendment No. 1 to the Registration Statement on Form S-4 and Proxy Statement/Prospectus was filed on Oct. 18, 2001 (Registration No. 333-67184), each containing information about the proposed merger, with the Securities and Exchange Commission ("SEC"). At such time the SEC declares the Form S-4 Registration Statement (including the Proxy Statement/Prospectus) to be effective, IKOS will mail the Proxy Statement/Prospectus to IKOS stockholders. Investors and security holders are urged to read the Registration Statement and the Proxy Statement/Prospectus carefully when each document becomes available. The Registration Statement and the Proxy Statement/Prospectus contain important information about Synopsys, IKOS, the proposed merger and related matters. Investors and security holders will be able to obtain free copies of these documents through the web site maintained by the SEC at http://www.sec.gov.

    Free copies of the Registration Statement, Proxy Statement/Prospectus and Synopsys' other filings may also be obtained by accessing Synopsys' web site at http://www.synopsys.com or by directing a request by mail or telephone to Synopsys, Inc., 700 East Middlefield Rd., Mountain View, Calif. 94043, 650/584-5000. Free copies of the Proxy Statement/Prospectus and IKOS' other filings may also be obtained by accessing IKOS' web site at http://www.ikos.com or by directing a request by mail or telephone to IKOS Systems, Inc., 79 Great Oaks Blvd., San Jose, Calif. 95119, 408/284-0400.

    You may read and copy any reports, statements and other information filed by Synopsys and IKOS at the SEC public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549 or at the Commission's other public reference rooms in New York, N.Y. and Chicago, Ill. Please call the Commission at 1-800-SEC-0330 for further information on public reference rooms. Synopsys' and IKOS' filings with the Commission are also available to the public from commercial document-retrieval services and the web site maintained by the Commission at http://www.sec.gov.

    Synopsys and its directors and executive officers may be deemed to be participants in the solicitation of proxies from IKOS stockholders by IKOS and its Board of Directors in favor of the adoption and approval of the merger agreement and approval of the merger.

    IKOS and its directors and executive officers may be deemed to be participants in the solicitation of proxies from IKOS stockholders in favor of the adoption and approval of the merger agreement and approval of the merger. Investors and securities holders may obtain additional information regarding the interests of the participants from IKOS' filings with the SEC under Rule 14a-12 of the Exchange Act of 1934, as amended.

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